Exhibit 3.67

BYLAWS

OF

CASH AMERICA, INC. OF SOUTH CAROLINA

(a South Carolina corporation)

ARTICLE I

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates evidencing shares of the corporation shall set forth thereon the statements prescribed by Section 33-6-250 of the South Carolina Business Corporation Act of 1988 (“Business Corporation Act”) and by any other applicable provision of law, must be signed, either manually or in facsimile, by at least two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

3. RESTRICTION ON TRANSFER OF SHARES. In accordance with Section 33-6-270 of the South Carolina Business Corporation Act of 1988, if the corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under any applicable state securities laws, the transfer of any such shares shall be restricted in accordance with the following legend:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the ‘Act’), or registered or qualified under the securities laws of any state, and the holder hereof cannot make any sale, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act and registered or qualified under any applicable state securities laws, or under such other circumstances as in the opinion of counsel for or satisfactory to the issuer shall not, at the time, require registration under the Act and/or registration or qualification under any state securities law. Also said shares are ‘restricted securities’ within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Act and may be subject to the limitations and reporting requirements of said rule upon resale or other disposition thereof.”

In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

4. RECORD DATE FOR SHAREHOLDERS. The Board of Directors may fix a record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders meeting, to demand a special meeting, to vote, or to take any other action, provided, that a record date fixed under this sentence may not be more than seventy days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of- Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

- TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to demand a special meeting upon the shareholders.

- PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of South Carolina as the directors shall from time to time fix.

- CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, if any, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting. Such notice shall be given not more than sixty days nor fewer than ten days before the meeting date. Unless the Business Corporation Act, the articles of incorporation, or these Bylaws require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose for which the meeting is called. Notice of a special meeting must include a description of the purpose for which the meeting is called. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. The term “notice” as used in this paragraph shall mean either oral or written notice as prescribed by the provisions of Section 33-1410 of the Business Corporation Act.

- VOTING LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning on the date on which notice of the meeting is given for which the list was prepared and, continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Section 33-16-102(c) of the Business Corporation Act, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholder’s list available at the meeting, and any shareholder, his agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting—the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for him including giving waivers of consents, by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes unless a time of expiration is otherwise specified, an appointment is valid for eleven months. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointee falls with one or more of the classes of persons prescribed by Section 33-7-220(d) of the Business Corporation Act.

- SHARES HELD BY NOMINEES. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the recognition procedure.

- QUORUM. Unless the articles of incorporation or the Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

- VOTING. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Business Corporation Act require a greater number of affirmative votes.

7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents, describing the action taken signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. If the Business Corporation Act requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by written consent of the voting shareholders, the corporation must give its nonvoting shareholders, if any, unanimous notice of the proposed action at least ten days before the action is taken. The notice must contain or be accompanied by the same material that, must be sent to nonvoting shareholders in a notice of meeting at which the proposed action is submitted to the shareholders for action.

ARTICLE II

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY—COMPENSATION. Subject to any limitation set forth in the articles of incorporation, all corporate powers must be exercised by or under the authority of, and the business and affairs of the corporation must be managed under the direction of, a Board of Directors. The Board may fix the compensation of directors for their services as directors, or in any other capacity.

2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of South Carolina. The initial Board of Directors shall consist of two (2) persons, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than two (2) nor more than five (5). The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If not so fixed, the number shall be two (2). The number of directors shall never be less than one.

3. TERMS AND VACANCIES. The terms of the initial directors of the corporation expire at the first shareholders’ meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders’ meeting following their election. A decrease in the number of directors does not shorten an incumbent director’s term. The term of a director elected to fill a vacancy expires at the next annual shareholders’ meeting. Despite the expiration of a director’s term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

4. MEETINGS.

- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE. The Board of Directors may hold regular or special meetings in or out of the State of South Carolina at such place as shall be fixed by the Board.

- CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any special meeting need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Act or by these Bylaws before or, after the date and time stated in the notice. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

- QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

- CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting-the. Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 33-8-108 of the Business Corporation Act.

6. COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken; or (b) the number of directors required by the articles of incorporation or these Bylaws to take action under the provisions of Section 33-8-240 of the Business Corporation Act. The provisions of Sections 33-8-200 through 33-8-240 of the Business Corporation Act, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well. To the extent specified by the Board of Directors or these Bylaws, each committee may exercise the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Act.

7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Act to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is assented to by all members of the Board. The action may be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE III

OFFICERS

The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, each or any of whom may be appointed by the directors or appointed by a duly or appointed officer. The same individual may hold more than one office in the corporation simultaneously.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the corporation.

Except as otherwise required by the Business Corporation Act, the Board of Directors may remove any officer at any time with or without cause.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

ARTICLE V

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

Unless the articles of incorporation provide otherwise, the Board of Directors or the shareholders may amend or repeal the Bylaws, in accordance with the provisions of Section 33-10-200 of the Business Corporation Act.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Cash America, Inc. of South Carolina, a corporation of the State of South Carolina, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation. Dated: July 14, 1989.

/s/ DANIEL R. FEEHAN
Daniel R. Feehan, Secretary of Cash America, Inc. of South Carolina

(SEAL)